Exhibit 10.1
FLOOR & DECOR HOLDINGS, INC.
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AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN
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ARTICLE I
PURPOSE
The purpose of this Floor & Decor Holdings, Inc. Amended and Restated 2017 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.
The Plan is hereby amended and restated in its entirety as of the Restatement Effective Date (as defined in Article XVIII).
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
2.1    “Affiliate” means, (a) with respect to any Person, each of the following: (i) any Subsidiary of such Person; (ii) any Parent of such Person; (iii) any corporation, trade or business (including a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by such Person or any of its Affiliates; and (iv) any corporation, trade or business (including a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of such Person; and (b) with respect to the Company, any other entity in which the Company or any Affiliate of the Company has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.
2.2    “Appreciation Award” means any Stock Option or any Other Stock-Based Award that is based on the appreciation in value of a share of Common Stock in excess of an amount at least equal to the Fair Market Value on the date such Award is granted.
2.3    “Award” means any award granted or made under the Plan of any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, Other Stock-Based Award or Performance-Based Cash Award.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Business” means, at any time of determination, (a) the business (whether operated in physical locations or online over the internet) of selling hard surface flooring material, (b) any business or activity then conducted by the Company or any Subsidiary of the Company, or (c) any business that the Company or any Subsidiary of the Company has a bona fide intention to conduct and of which the Participant is aware as of such time.
2.6    “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement that defines “cause” (or words of like import or where it only applies upon the occurrence of a change in control and one has not yet taken place) in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) the Participant’s (x) being indicted for or charged with a felony under United States or applicable state law or (y) conviction of, or plea of guilty or nolo contendere to, a misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (ii) perpetration by the Participant of an illegal act, dishonesty, or fraud that could cause economic injury to the Company or any Subsidiary of the Company or any act of moral turpitude by the Participant; (iii) the Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or unsatisfactory performance of his or her duties for the Company or any Subsidiary of the Company; (iv) willful and deliberate failure by the Participant to perform the Participant’s duties, after the Participant has been given notice and an opportunity to effectuate a cure as determined by the Committee; (v) the Participant’s willful misconduct or gross negligence with regard to the Company or any Subsidiary of the Company; (vi) the Participant’s unlawful appropriation of a material corporate opportunity; or (vii) the Participant’s breach of any agreement with the Company or any of its Affiliates, including any confidentiality or other restrictive covenant agreement entered into between the Participant and the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon an occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
2.7    “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 17.14(b), means the occurrence of any of the following:
(a)    the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board (the “Company Voting Securities”), calculated on a fully diluted basis after giving effect to such acquisition; provided, however, that any acquisition that does not result in any Person beneficially owning shares or securities representing 50% or more of either the Common Stock or the Company Voting Securities shall not constitute a Change in Control as defined in this clause (a);
(b)    an election of individuals to the Board that causes two-thirds of the Board to consist of individuals other than (i) members of the Board on the Restatement Effective Date and (ii) individuals who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of individuals who were members of the Board on the Restatement Effective Date; provided that any individual nominated for election by a Board at least two-thirds of which consisted of individuals described in clauses (i) or (ii) or by individuals who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of individuals described in clause (i) but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest for the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
(d)    the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person.
2.8    “Change in Control Price” has the meaning set forth in Section 12.1(a)(ii).
2.9    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.
2.10    “Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Board, or a committee or subcommittee of the Board consisting of two or more Non-Employee Directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “nonemployee director” as defined in Rule 16b-3; and (ii) to the extent required, an “independent director” as defined under the NYSE Listed Company Manual or other applicable stock exchange rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board or a committee or subcommittee of the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.
2.11    “Common Stock” means the Class A common stock of the Company, par value $0.001 per share.
2.12    “Company” means Floor & Decor Holdings, Inc., a Delaware corporation, and its successors by operation of law.
2.13    “Competitor” means any Person (other than the Company and its Affiliates) engaged in the Business.
2.14    “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and such person does not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.
2.15    “Corporate Subsidiary” means, with respect to any corporation, a subsidiary corporation of such corporation within the meaning of Section 424(f) of the Code.
2.16     “Customer” means any Person who is a customer or client of the Company or any of its Affiliates that is a professional contractor and with whom the Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.
2.17    “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii), (B) the Participant’s “separation from service” within the meaning of Section 409A and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.
2.18    “Effective Date” means the original effective date of the Plan as defined in Article XVIII.
2.19    “Eligible Employee” means an employee of the Company or an Affiliate of the Company.
2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.
2.21    “Fair Market Value” unless otherwise required by any applicable provision of the Code, means as of any date and except as provided below, (a) the closing price reported for the Common Stock on such date (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate, taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.
2.22    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8, as may be amended from time to time.
2.23    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Corporate Subsidiaries or its Parent intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.24    “Individual Target Award” has the meaning in Section 11.1.

2.25    “Non-Employee Director” means a director of the Company who is not an active employee of the Company or a Corporate Subsidiary.
2.26    “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
2.27    “Other Extraordinary Event” has the meaning in Section 4.2(b).
2.28    “Other Stock-Based Award” means an Award under Article X that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.
2.29    “Parent” means, with respect to any corporation, a parent corporation of such corporation within the meaning of Section 424(e) of the Code.
2.30    “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.
2.31    “Performance-Based Cash Award” means a cash Award under Article XI that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.
2.32    “Performance Criteria” has the meaning set forth in Exhibit A.
2.33    “Performance Period” means each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of performance goals is measured.
2.34    “Performance Stock Unit” means an Award granted pursuant to Article IX to receive at a future time one share of Common Stock, payable at the end of a specified Performance Period, subject to restrictions or limitations as may be set forth in this Plan and the applicable Award agreement, including but not limited to attaining performance goals based on the applicable Performance Criteria.
2.35    “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).
2.36    “Plan” means this Floor & Decor Holdings, Inc. Amended and Restated 2017 Stock Incentive Plan, as amended from time to time.
2.37    “Reserved Shares” has the meaning set forth in Section 4.1(a)(i).
2.38    “Restatement Effective Date” means the effective date of the amended and restated Plan as defined in Article XVIII.
2.39    “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions pursuant to Article VII.
2.40    “Restricted Stock Unit” means an Award granted pursuant to Article VIII to receive at a future time one share of Common Stock subject to restrictions or limitations as may be set forth in this Plan and the applicable Award agreement, including but not limited to time-based vesting conditions.
2.41    “Restriction Period” has the meaning set forth in Section 7.3(a).
2.42    “RSU Restriction Period” has the meaning set forth in Section 8.2(a).
2.43    “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.44    “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
2.45    “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.
2.46    “Section 409A Covered Award” has the meaning set forth in Section 17.14.
2.47    “SEC” means the U.S. Securities and Exchange Commission.

2.48    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.
2.49    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.
2.50    “Subsidiary” of any Person shall mean any other Person of which such first Person (either alone or with any other Subsidiaries) either (a) owns securities or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or, if no such governing body exists, the ownership of a majority of the outstanding voting securities of such Person or (b) is or controls the managing member, managing director or general partner of such Person.
2.51    “Supplier” means any Person who supplies products or services to the Company or any Subsidiary of the Company and with whom a Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.
2.52    “Ten Percent Stockholder” means an individual described in Section 422(b)(6) of the Code.
2.53    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
2.54    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate of the Company; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company. Unless otherwise provided in an Award agreement, in the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.
2.55    “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.56    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company. Unless otherwise provided in an Award agreement, in the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.
2.57    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferable” and “Transferred” shall have a correlative meaning.
ARTICLE III
ADMINISTRATION
3.1    The Committee. The Plan shall be administered and interpreted by the Committee.
3.2    Grant and Administration of Awards. The Committee shall have full authority and discretion, as provided in Section 3.7, to grant and administer Awards including the authority to:

(a)    select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted;
(b)    determine the number of shares of Common Stock to be covered by each Award;
(c)    determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including, but not limited to, the exercise or purchase price, if applicable), any restriction, forfeiture, limitation, or any vesting schedule or acceleration or waiver thereof (subject to Section 3.3);
(d)    determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;
(e)    determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Common Stock acquired pursuant to such Award for a period of time as determined by the Committee;
(f)    condition the grant, vesting or payment of any Award on the attainment of performance goals (including goals based on the Performance Criteria) over a Performance Period, set such goals and such period, certify the attainment of such goals, and award an amount less than otherwise would be provided under the applicable level of attainment of the performance goals using the Committee’s negative discretion and without any consent required from Participants;
(g)    adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable;
(h)    amend, after the date of grant, the terms that apply to an Award, provided that such amendment does not substantially impair the Participant’s rights under the Award (for the avoidance of doubt, actions taken by the Committee in accordance with Article IV shall not be deemed to substantially impair the rights of any Participant);
(i)    modify, extend or renew outstanding Stock Options (provided that (A) the rights of a Participant are not substantially impaired without his or her consent and (B) such action does not subject the Stock Options to Section 409A or otherwise extend the Stock Options beyond their stated term), and accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor;
(j)    determine the circumstances under which Common Stock and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;
(k)    generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;
(l)    construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and
(m)    correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.
3.3    Minimum Vesting Period. Notwithstanding Section 3.2(c), all Awards under the Plan must be granted subject to a minimum vesting period of at least one-year from the date of grant; provided, however, that the Committee may (i) grant Awards with respect to up to five percent (5%) of the Reserved Shares without minimum vesting, (ii) accelerate Awards based on a Termination by reason of death or Disability, and (iii) modify Awards in the event of a Change in Control in accordance with Section 12.1(b).
3.4    Award Agreements. All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.
3.5    Guidelines. Subject to Articles XIV and XV, the Committee shall, in its sole discretion, have the authority to: adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.
3.6    Delegation; Advisors. The Committee may, from time to time as it deems advisable, to the extent permitted by applicable law and stock exchange rules:
(a)    delegate its responsibilities to officers or employees of the Company and its Affiliates, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; and
(b)    engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person. Expenses incurred by the Committee or the Board in the engagement of any such Person shall be paid by the Company.
3.7    Decisions Final. All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.
3.8    Liability; Indemnification.
(a)    The Committee, its members and any delegate or Person engaged pursuant to Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
(b)    To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each current or former officer or employee of the Company or its Affiliates and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent such indemnification is not permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.
ARTICLE IV
SHARE LIMITATIONS
4.1    Shares.
(a)    General Limitations.
(i)    The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 9,000,000 shares (the “Reserved Shares”) (subject to any increase or decrease pursuant to Section 4.2) and all of such shares may be granted as Incentive Stock Options.
(ii)    If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised portion shall be again available under the Plan. If shares of Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards or the shares underlying Restricted Stock Units or Performance Stock Units are forfeited for any reason, the number of forfeited shares comprising or underlying the Award shall again be available under the Plan.
(iii)    The number of shares available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all shares of Common Stock, not covered by (A) above, used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares under the Plan.
(iv)    Shares issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company, or both.
(b)    Individual Participant Limitations. Except as otherwise provided herein:
(i)    the maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock, Restricted Stock Units, Performance Stock Units or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee or Consultant during any fiscal year of the Company is 1,000,000 shares per type of Award (subject to increase or decrease pursuant to Section 4.2); provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee or Consultant is 1,000,000 shares (subject to increase or decrease pursuant to Section 4.2);
(ii)    the maximum value at grant of Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards that may be granted and paid during any fiscal year of the Company to each Eligible Employee or Consultant is $10,000,000; and
(iii)    the maximum number of shares of Common Stock that may be made subject to Awards granted to each Non-Employee Director during any fiscal year shall not exceed $750,000 in grant date value;
provided, however, that the foregoing individual Participant limits shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted during a fiscal year to an individual Participant are not actually made subject to an Award in a fiscal year, the number of shares of Common Stock available for Awards to such Participant automatically shall increase in the subsequent fiscal years during the term of the Plan until used; and provided further, however, that the foregoing individual Participant limits shall not apply to Options or Other Stock-Based Awards that are stock appreciation rights.
4.2    Changes.
(a)    The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.
(b)    Subject to the provisions of Article XII, in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the individual Participant limits set forth in Section 4.1(b) (other than cash limitations) shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor. In addition, subject to Article XII, in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notice of any such adjustment shall be given by the Committee, or otherwise be made available, to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan. Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.
(c)    Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down to the nearest whole share. No cash settlements shall be made with respect to fractional shares eliminated by rounding.
4.3    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than permitted under applicable law.
ARTICLE V
ELIGIBILITY
5.1    General Eligibility. All current and prospective Eligible Employees and Consultants, and current Non-Employee Directors, are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate of the Company if such shares of Common Stock do not constitute “service recipient stock” for purposes of Section 409A with respect to such Eligible Employee, Consultant or Non-Employee Director if such shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A.
5.2    Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Corporate Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.
5.3    General Requirement. The grant of Awards to a prospective Eligible Employee, Consultant or Non-Employee Director and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming an Eligible Employee, Consultant or Non-Employee Director; provided, however, that no Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to an Eligible Employee, Consultant or Non-Employee Director pursuant to which Common Stock would be issued prior to such Person performing services for the Company, the Company may require payment of not less than the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with applicable law). Awards may be granted in consideration for past services actually rendered to the Company or an Affiliate of the Company.
ARTICLE VI
STOCK OPTIONS
6.1    Stock Options. Each Stock Option shall be one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. The Committee shall have the authority to grant to any Eligible Employee Incentive Stock Options,

Non-Qualified Stock Options, or a combination thereof. The Committee shall have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.
6.2    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.
6.3    Terms of Stock Options. Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:
(a)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on or before the date of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value on the date of grant.
(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).
(c)    Exercisability.
(i)    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding any other provision of the Plan to the contrary, the vesting period applicable to Stock Options granted to Eligible Employees shall be no less than (A) one year, if vesting is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with no more than one-third of the shares subject thereto vesting on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant.
(ii)    The Stock Option Award agreement shall provide that as a condition of the exercise of a Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan.
(d)    Method of Exercise. To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)    Unvested Stock Options. Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.
(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and any other stock option plan of the Company, any Corporate Subsidiary of the Company or any Parent of the Company exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary of the Company or any Parent of

the Company at all times from the date an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
(g)    Form, Modification, Extension and Renewal of Stock Options. Stock Options may be evidenced by such form of agreement as is approved by the Committee. An outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
(h)    No Reload Options. Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).
ARTICLE VII
RESTRICTED STOCK
7.1    Awards of Restricted Stock. The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Awards.
7.2    Awards and Book-Entry. The Committee may require, as a condition to the effectiveness of an Award of Restricted Stock, that the Participant execute and deliver to the Company an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Stock shall be subject to the following conditions:
(a)    Purchase Price. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(b)    Book-Entry. Each Participant receiving Restricted Stock shall have such Restricted Stock evidenced in book-entry form. Each book-entry shall bear a notation, in addition to any notation required by applicable securities laws, referring to the terms, conditions, and restrictions applicable to such Award.
7.3    Restrictions and Conditions. Restricted Stock shall be subject to the following restrictions and conditions:
(a)    Restriction Period.
(i)    The Participant shall not be permitted to Transfer shares of Restricted Stock, and the Restricted Stock shall be subject to a risk of forfeiture (collectively, “restrictions”) during the period or periods set by the Committee (the “Restriction Periods”), as set forth in the Restricted Stock Award agreement. The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine.
(ii)    If the grant of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish in writing the performance goals. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances.
(b)    Rights as a Stockholder; Dividends. The Participant shall have all the rights of a holder of shares of Common Stock of the Company with respect to Restricted Stock, subject to the following provisions:
(i)    The Participant shall have no right to tender shares of Restricted Stock.
(ii)    Dividends or other distributions on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions.

(iii)    Dividends or other distributions payable thereunder shall not be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Such dividends and other distributions shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions.
(c)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, any and all unpaid distributions or dividends payable thereunder shall be paid.
ARTICLE VIII
RESTRICTED STOCK UNITS
8.1    Awards of Restricted Stock Units. The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Stock Units shall be made, the number of Restricted Stock Units to be awarded, the time or times at which the Restricted Stock Units may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Restricted Stock Units.
8.2    Terms and Conditions. Restricted Stock Units made pursuant to this Article VIII shall be subject to the following terms and conditions:
(a)    Restriction Periods. The Participant shall not be permitted to Transfer shares of Restricted Stock Units during the period or periods set by the Committee (the “RSU Restriction Periods”), as set forth in the Restricted Stock Unit Award agreement. The Committee may provide for the lapse of such restrictions in whole or in part (including in installments) based on service or such other factors or criteria as the Committee may determine.
(b)    Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions with respect to shares of Common Stock covered by Restricted Stock Units. Dividends, dividend equivalents and distributions with respect to unvested Restricted Stock Units shall be withheld until such Restricted Stock Units vest. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.
(c)    Voting. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(d)    Vesting. Restricted Stock Units and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement.
(e)    Payment. Following the Committee’s determination in accordance with Section 8.2(d) above, shares of Common Stock shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his or her legal representative, in an amount equal to such individual’s earned Restricted Stock Unit Award.
ARTICLE IX
PERFORMANCE STOCK UNITS
9.1    Awards of Performance Stock Units. The Committee shall determine the Participants, to whom, and the time or times at which, grants of Performance Stock Units shall be made, the number of Performance Units to be awarded, the time or times at which the Performance Stock Units may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Performance Stock Units.
The Committee shall condition the grant or vesting of Performance Stock Units upon the attainment of performance goals (including performance goals based on the Performance Criteria) or such other factors as the Committee may determine. Each Performance Stock Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall establish in writing the performance goals. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances.

9.2    Terms and Conditions. Performance Stock Units made pursuant to this Article IX shall be subject to the following terms and conditions:
(a)    Restriction Periods. The Participant shall not be permitted to Transfer shares of Performance Stock Units during the period or periods set by the Committee, as set forth in the Performance Stock Unit Award agreement. The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on the attainment of performance goals or criteria as the Committee may determine.
(b)    Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions with respect to shares of Common Stock covered by Performance Stock Units. Dividends, dividend equivalents and distributions with respect to unvested Performance Stock Units shall be withheld until such Performance Stock Units vest. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.
(c)    Voting Rights. A Participant shall have no voting rights with respect to any Performance Stock Units.
(d)    Vesting. Performance Stock Units and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement. At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Performance Stock Unit Award that has been earned.
(e)    Payment. Following the Committee’s determination in accordance with Section 9.2(d) above, shares of Common Stock shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his or her legal representative, in an amount equal to such individual’s earned Performance Stock Unit Award.
ARTICLE X
OTHER STOCK-BASED AWARDS
10.1    Other Awards. The Committee is authorized to grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate of the Company, stock appreciation rights, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock.
The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of such Awards.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of performance goals (including performance goals based on the Performance Criteria) or such other factors as the Committee may determine. If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance goals, the Committee shall establish in writing the performance goals. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances).
10.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:
(a)    Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions with respect to shares of Common Stock covered by Other Stock-Based Awards. Dividends, dividend equivalents and distributions with respect to unvested Other Stock-Based Awards shall be withheld until such Other Stock-Based Awards vest. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.
(b)    Vesting. Other Stock Based Awards and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement. At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned.
(c)    Payment. Following the Committee’s determination in accordance with subsection (b) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his or her legal representative, in an amount equal to such individual’s earned Other Stock-Based Award.
(d)    Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced as determined by the Committee.
ARTICLE XI
PERFORMANCE-BASED CASH AWARDS
11.1    Performance-Based Cash Awards. The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.
Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including performance goals based on the Performance Criteria) established pursuant to Section 11.2(b) and such other factors as the Committee may determine. The Committee may establish different performance goals for different Participants.
Subject to Section 11.2(b), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period. At the time the performance goals are established (as provided in Section 11.2(b)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the performance goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals.
11.2    Terms and Conditions. Performance-Based Cash Awards shall be subject to the following terms and conditions:
(a)    Committee Certification. At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the performance goals established pursuant to Section 11.2(b) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.
(b)    Performance Goals, Formulae or Standards. The Committee shall establish in writing the performance goals for the earning of Performance-Based Cash Awards based on a Performance Period. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar types of events or circumstances.
(c)    Payment. Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his or her legal representative, in accordance with the terms and conditions set forth in the Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid after the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends. Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award. To the extent applicable, any deferral under this Section 11.2(c) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A. Notwithstanding the foregoing, the Committee may award an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.
ARTICLE XII
CHANGE IN CONTROL PROVISIONS
12.1    Impact on Awards.
(a)    In the event of a Change in Control of the Company, a Participant’s Award shall be treated in accordance with any one or more of the following methods as determined by the Committee:
(i)    Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 12.1(a)(iii)1.1, and Restricted Stock or other Awards may receive the same distributions as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).
(ii)    Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards, less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award. The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.
(iii)    Appreciation Awards, whether or not then vested, may be canceled without payment if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.
(b)    In the event of a Change in Control of the Company, except to the extent that an Award meeting the requirements of Section 12.1(c) (a “Replacement Award”) is provided to the Participant pursuant to Section 4.2 to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (i), (ii) and (iii) below.
(i)    Upon a Change in Control, a Participant’s then-outstanding Appreciation Awards that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied at target performance or, if greater, based on actual performance as of the date of such Change in Control) and, subject to Section 12.1(a), exercisable over the exercise period set forth in the applicable Award agreement.
(ii)    Upon a Change in Control, subject to Section 12.1(a), a Participant’s then-outstanding Awards, other than Appreciation Awards, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary or Affiliate shall become fully vested and shall be settled in cash, shares or a combination thereof as provided for under the applicable Award agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A).
(iii)    Upon a Change in Control, subject to 12.1(a), a Participant’s then-outstanding Awards, other than Appreciation Awards, that are not vested and as to which vesting depends upon the satisfaction of one or more Performance Conditions shall immediately vest and all Performance Conditions shall be deemed satisfied as if target performance was achieved, or, if greater, based on actual performance as of the date of such Change in Control. Notwithstanding that the applicable Performance Period, retention period or other restrictions and conditions have not been completed or satisfied, such Awards shall be settled pro rata, based on the proportion of the applicable performance period that lapsed through the date of the Change in Control, in cash, Shares or a combination thereof as provided for under the applicable Award agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A).
(c)    Definition of Replacement Award.
(i)    An Award shall meet the conditions of this Section 12.1(c)(i) (and hence qualify as a Replacement Award) if: (A) it is of the same type as the Replaced Award (or, it is of a different type than the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (B) it has an intrinsic value at least equal to the value of the Replaced Award; (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) its terms and conditions comply with Section 12.1(c)(ii); and (E) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12.1(c)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Appreciation Awards by reference to either their intrinsic value or their fair value.
(ii)    Upon an involuntary termination of service of a Participant (A) by the Company other than for Cause, or (B) to the extent specifically permitted in the Participant’s Award agreement, a termination by the Participant for “Good Reason”, in either case occurring within the two-year period which begins on the date of the Change in Control, unless otherwise specified in the award agreement and approved by the Committee as constituted prior to the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (x) stock options or stock appreciation rights shall be fully exercisable, (y) performance-based Awards shall be deemed to be satisfied at target level performance and paid pro rata (based upon the proportion of the applicable Performance Period that has lapsed through the date of the Participant’s involuntary termination of service) upon or within 60 days of such termination of service, or (z) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A.
12.2    Excess Parachute Payments. It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an “excess parachute payment” within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such “excess parachute payment” and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the “excess parachute payment” and the excise tax resulting therefrom.
Accordingly, the Participant may, at the Participant’s option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute “excess parachute payments,” and it shall be the Participant’s choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid “excess parachute payments” provided, however, that Participant must first surrender payments or benefits that are payable in the same calendar year as the event giving rise to such “excess parachute payment” and, if additional payments or benefits are surrendered, must then surrender payments or benefits that are payable in the immediately succeeding calendar year, and provided further that no payment or benefit that is surrendered shall affect the amount of payment or benefit payable in a subsequent calendar year.
ARTICLE XIII
TRANSFER RESTRICTIONS
13.1    Transfer Restrictions.
(a)    Stock Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine that a Non-Qualified Stock Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) shall remain subject to the terms of the Plan and the applicable Award agreement.
(b)    Restricted Stock. The Participant shall not be permitted to Transfer shares of Restricted Stock prior to the date on which the underlying Common Stock is issued, or, if later, the date on which all restrictions applicable to such Restricted Stock lapse.
(c)    Restricted Stock Units. The Participant may not Transfer Restricted Stock Units or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction or deferral period applicable to such Common Stock lapses.
(d)    Performance Stock Units. The Participant may not Transfer Performance Stock Units or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.
(e)    Other-Stock-Based Awards. The Participant may not Transfer Other Stock-Based Awards or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.
(f)     Performance-Based Cash Awards. The Participant may not Transfer Performance-Based Cash Awards other than by will or by the laws of descent and distribution.
ARTICLE XIV
TERMINATION
14.1    Termination Provisions.
(a)    Stock Options.
(i)    Termination by Death or Disability. If a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(ii)    Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period beginning on the date of Termination and ending on the earlier of (A) 90 days after the date of such Termination, and (B) the expiration date of the stated term of such Stock Options.
(iii)    Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (iv)(2) below), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period beginning on the date of Termination and ending on the earlier of (A) 30 days after the date of such Termination, and (B) the expiration date of the stated term of such Stock Options.
(iv)    Termination for Cause. If a Participant’s Termination (1) is for Cause or (2) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.
(b)    Restricted Stock.
(i)    Termination. Upon a Participant’s Termination for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are substantially impaired, thereafter.
(c)    Restricted Stock Units.
(i)    Termination. Upon a Participant’s Termination for any reason during the RSU Restriction Period, the Restricted Stock Units will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are substantially impaired, thereafter.
(d)    Performance Stock Units.
(i)    Termination. Upon a Participant’s Termination for any reason during the Performance Period, the Performance Stock Units will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are substantially impaired, thereafter.
(e)    Other Stock-Based Awards.
(i)    Termination. Upon a Participant’s Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are substantially impaired, thereafter.
(f)    Performance-Based Cash Awards.
(i)    Termination. No Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the Performance-Based Cash Awards only shall be deemed to be earned when actually paid.
ARTICLE XV
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provision of the Plan, the Board, or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XVII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would:
(a)    increase the aggregate number of shares of Common Stock that may be issued under the Plan (except in accordance with Section 4.2);
(b)    change the classification of individuals eligible to receive Awards under the Plan;
(c)    reprice and/or extend the maximum term of Options;
(d)    other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Appreciation Awards, or cancel outstanding Appreciation Awards (where, prior to the reduction or cancellation, the exercise price exceeds the Fair Market Value on the date of cancellation) in exchange for cash, other Awards or Appreciation Awards with an exercise price that is less than the exercise price of the original Appreciation Awards;
(e)    require stockholder approval to the extent applicable to Incentive Stock Options under Section 422 of the Code; or
(f)    require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.
Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant’s consent to comply with Section 409A or any other applicable law.
ARTICLE XVI
UNFUNDED PLAN
The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
ARTICLE XVII
GENERAL PROVISIONS
17.1    Notation. The Committee may require each Person receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any notation required by the Plan, book-entry accounts for such shares may include any notation that the Committee deems appropriate to reflect any restrictions on Transfer.
All book-entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a notation or notations to be put on any such book-entries to make appropriate reference to such restrictions. If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any stock-settled Awards may be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.
17.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
17.3    No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award thereunder shall give any Participant or other Person any right to employment, consultancy or directorship by the Company or any Affiliate of the Company, or limit in any way the right of the Company or any Affiliate of the Company by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.
17.4    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, state, local or other taxes required by law to be withheld in an amount at least equal to the statutory minimum amount of taxes required to be withheld; provided, however, at the Participant’s election, the Participant may request the Company withhold additional amounts up to the Participant’s maximum individual tax rate in each relevant jurisdiction applicable to the Participant at such time of withholding, so long as the withholdings do not result in an Award under this Plan being classified as a liability-based award in accordance with applicable accounting standards. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any required or permitted withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
17.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.
17.6    Listing and Other Conditions. If at any time counsel to the Company shall be of the opinion that any offer or sale of Common Stock pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Stock then is listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Common Stock or Awards, and the right to exercise any Option or any Other Stock-Based Award that provides for a Participant-elected exercise shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company. A Participant shall be required to supply the Company with any representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
17.7    Governing Law. The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws that would cause the application of the law of another jurisdiction.
17.8    Construction. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or any Award agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Plan; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.
17.9    Other Benefits. No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.
17.10    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.

17.11    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.
17.12    Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award. The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.
17.13    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.
17.14    Section 409A. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:
(a)    A Termination of Employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 17.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.
(b)    With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement, and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 17.14(a).
(c)    For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.
(d)    Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
17.15    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

17.16    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
17.17    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
17.18    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
17.19    Recoupment. All Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (i) any compensation recapture policies adopted or established by the Board or a committee of the Board from time to time (including the Floor & Decor Holdings, Inc. Dodd-Frank Clawback Policy and the Floor & Decor Holdings, Inc. Incentive Compensation Recoupment Policy, or any successors thereto), as it deems advisable, to the extent permitted by applicable law and applicable stock exchange rules, and (ii) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded.
17.20    Reformation; Permitted Disclosures.
(a)    If any provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.
(b)    Nothing contained in this Plan or any Award agreement shall prohibit or prevent a Participant from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including the U.S. Department of Justice, the SEC, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of Federal law or regulations; (iii) otherwise fully participating in any Federal whistleblower programs, including any such programs managed by the SEC or the Occupational Safety and Health Administration; or (iv) receiving individual monetary awards or other individual relief by virtue of participating in any such Federal whistleblower programs.
(c)    Under the Federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; (ii) to a Participant’s attorney in relation to a lawsuit for retaliation against a Participant for reporting a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
17.21    Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Option or any Other Stock-Based Award that provides for a Participant-elected exercise, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

17.22    No Rights as Stockholder. Subject to the provisions of the Award agreement, no Participant shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.
ARTICLE XVIII
EFFECTIVE DATE OF PLAN
The Plan was originally adopted by the Board on April 13, 2017 and was approved by the stockholders of the Company on April 13, 2017 (the “Effective Date”). The Plan, as amended and restated herein, was adopted by the Board on February 18, 2026. Following the Board’s adoption of the amended and restated Plan, the amended and restated Plan shall become effective upon the date on which the amended and restated Plan is approved by the stockholders of the Company (the “Restatement Effective Date”), which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board.
ARTICLE XIX
TERM OF PLAN
No Award shall be granted on or after the tenth anniversary of February 18, 2026, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.

EXHIBIT A
PERFORMANCE CRITERIA
Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Performance Stock Units, Other Stock-Based Awards or Performance-Based Cash Awards that are intended to be “performance-based” shall be based on one or more of the following performance criteria (“Performance Criteria”):
(1)    enterprise value or value creation targets;
(2)    income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;
(3)    cash flow including, but not limited to, from operations or free cash flow;
(4)    specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;
(5)    sales, net sales, revenues, net income or earnings before income tax or other exclusions including earnings before interest, income tax, depreciation and amortization expenses (EBITDA);
(6)    same store sales performance or growth targets;
(7)    new store openings or new store performance;
(8)    operating margin; return on operating revenue or return on operating profit;
(9)    inventory turns, inventory productivity or inventory shrinkage;
(10)    return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;
(11)    market capitalization, earnings per share, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;
(12)    total stockholder return or growth in total stockholder return (with or without dividend reinvestment);
(13)    proprietary investment results;
(14)    estimated market share;
(15)    expense management/control or reduction (including without limitation, compensation and benefits expense);
(16)    customer satisfaction;
(17)    technological improvements/implementation, new product innovation;
(18)    collections and recoveries;
(19)    property/asset purchases;
(20)    litigation and regulatory resolution/implementation goals;
(21)    leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);
(22)    risk management/implementation;
(23)    development and implementation of strategic plans or organizational restructuring goals;
(24)    development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;
(25)    employee satisfaction or staff development;
(26)    comparisons with various stock market indices;

(27)    growth measures, including revenue growth, as compared with a peer group;
(28)    working capital;
(29)    supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products);
(30)    financial ratios, including those measuring liquidity, activity, profitability or leverage;
(31)    occupancy costs and related metrics (including per square foot of leased premises and as a percentage of sales);
(32)    advertising efficiencies and returns (including advertising expense to sales percentage);
(33)    market penetration;
(34)    geographic business expansion;
(35)    customer growth;
(36)    formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;
(37)    completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or
(38)    such other performance criteria as determined in the Committee’s discretion.
All Performance Criteria may be based upon the attainment of specified levels of the Company (or Affiliate, Subsidiary, division, other operational unit, business segment or administrative department of the Company or any of its Affiliates) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an Affiliate, Subsidiary, division, other operational unit, business segment or administrative department of another corporation or any of its Affiliates). Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both.